                                                                    Exhibit 16.1





May 16, 2002

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.

Washington, D.C. 20549

Dear Sir/Madam:

We have read the paragraphs (i) through (v) of Item 4 (a) included in the Form 8-K dated May 16, 2002, of Urologix, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP

Arthur Andersen LLP